Securities and Exchange Commission

                     Washington, DC  20549

                            Form 8-K

                         Current Report

             Pursuant to Section 13 to 15(d) of the
                  Securities Exchange Act 1934


                  Date of Report: July 8, 1996
               (Date of earliest event reported)



                    CalEnergy Company, Inc.
     (Exact name of registrant as specified in its charter)



    Delaware                  1-9874                   94-2213782
  (State of other            (Commission File        (IRS Employer
   jurisdiction of            Number)                 Identification No.)
   incorporation)



 302 South 36th Street, Suite 400,       Omaha, NE        68131
 (Address of principal executive offices)               Zip Code




Registrant's Telephone Number, including area code:(402) 341-4500


                         Not Applicable
  (Former name or former address, if changed from last report)



Item 5.  Other Events

     On July 8, 1996, CalEnergy Company, Inc. ("CalEnergy") and Falcon Seaboard Resources, Inc. ("Falcon Seaboard") jointly announced that CE/FS Holding Company, Inc., a wholly owned subsidiary of CalEnergy ("Holding Company"), had entered into a definitive agreement (the "Purchase Agreement") with the stockholders of Falcon Seaboard for the purchase by Holding Company of all of the issued and outstanding shares of capital stock of Falcon Seaboard for a cash purchase price of approximately $226,000,000. Falcon Seaboard has a significant ownership interest in three operating gas-fired cogeneration plants totalling 520MW in capacity and related natural-gas pipelines. The acquisition is expected to be consummated in early August 1996, subject to customary closing conditions, and has been approved by the Federal Trade Commission and the Department of Justice. Further information relating to this transaction is contained in the Purchase Agreement and the CalEnergy and Falcon Seaboard Joint Press Release of July 8, 1996, both of which are filed as exhibits to this Report and incorporated herein by reference.

Item 7.  Financial Statements and Exhibits

     (a)  Financial Statements of business being acquired: None.

     (b)  Pro Forma financial information: None.

     (c)  Exhibits:

                    99.1 Stock Purchase Agreement, dated as of
               July 3, 1996, by and among CE/FS Holding Company,
               Inc., David H. Dewhurst and all the remaining owners of capital stock of Falcon Seaboard
               Resources, Inc.

                    99.2 Joint Press Release of CalEnergy
               Company, Inc. and Falcon Seaboard Resources, Inc., dated July 8, 1996.

                           SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         CalEnergy Company, Inc.




                        By: \s\ Douglas L. Anderson
                             Douglas L. Anderson
                             Assistant Secretary and
                             Assistant General Counsel
                             (U.S. and Corporate)




Dated: July 11, 1996